Exhibit 99.1

dELiA*s
50 WEST 23RD STREET, NEW YORK, NY  10010
TELEPHONE: 212-807-9060  FAX: 212-590-6500

dELiA*s Announces Third Quarter Fiscal 2007 Results

NEW YORK, NY -- November 29, 2007 -- dELiA*s, Inc. (Nasdaq: DLIA), a direct marketing and retail company comprised of three lifestyle brands primarily targeting consumers between the ages of 12 and 19, today announced financial results for the third quarter ended November 3, 2007.

For the thirteen weeks ended November 3, 2007, total revenues increased 5.5% to $71.2 million from the same period last year.  Total gross margin was 38.7% of sales as compared to 41.9% in the third quarter of last year, due to the increase in markdowns and the increase in retail occupancy costs as a percentage of sales.  Selling, general and administrative expenses were 38.3% of sales as compared to 36.6% in the third quarter of last year, primarily due to higher depreciation expense, increased pre-opening and other infrastructure costs, which more than offset the improved leverage of other expenses associated with the increase in revenue.  Net income for the quarter was $12,000 or $0.00 per diluted share as compared to net income of $3.3 million or $0.11 per diluted share in last year’s third quarter.

	For the Thirteen Weeks Ended
	November 3, 2007	October 28, 2006
Retail Sales	$27.3 million	$25.8 million
Direct Sales	$43.9 million	$41.7 million
Retail comp store sales	(2)%	5%
Net store locations opened	7	4
Stores at end of Q3	87	73

Robert Bernard, Chief Executive Officer, commented, “Following a strong start to the back-to-school season, sales trends softened in September and October as mall traffic slowed dramatically and warm weather negatively affected sales, forcing us to be more promotional. On the direct side of our business, sales were up, notwithstanding our planned circulation cuts.”  Mr. Bernard continued, “Our focus on improving our merchandise and store execution has resulted in an improved holiday assortment and sales trend to date.”

Retail Segment Results
Gross profit margin for the retail segment, which includes distribution, occupancy and merchandising costs, decreased to 27.3% of sales from 33.0% in the same quarter last year.  This decrease reflected the deleveraging of occupancy and other costs, in addition to higher promotional and clearance markdowns.  Selling, general and administrative expenses, which include allocated overhead, totaled 37.5% of sales in the third quarter as compared to 32.6% in the prior year.  The quarterly operating loss for the segment was $2.8 million versus operating income of $98,000 last year.

Direct Segment Results
Gross profit margin was 45.7% of sales versus 47.4% last year.  The decrease in gross profit margin was primarily attributed to increased clearance sales in the girls’ businesses.  Selling, general and administrative expenses decreased by 30 basis points in the quarter to 38.7% of sales.  As a result, operating income for the direct segment in the third quarter decreased to $3.1 million as compared to $3.5 million last year.

Conference Call Information
A conference call to discuss fiscal 2007 third quarter results is scheduled for Thursday November 29, 2007 at 4:30 pm EST. The conference call will be web-cast live at www.deliasinc.com. A replay of this call will be available on our website for one year and can also be accessed until December 28, 2007 by dialing (888) 286-8010, passcode 32894875.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company's responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About dELiA*s, Inc.
dELiA*s, Inc. is a direct marketing and retail company comprised of three lifestyle brands primarily targeting consumers between the ages of 12 and 19.  Its brands – dELiA*s, Alloy and CCS – generate revenue by selling apparel, accessories, footwear, room furnishings and action sports equipment predominantly to teenage consumers through direct mail catalogs, websites, and, for dELiA*s, mall-based specialty retail stores.

Forward-Looking Statements
This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance.  Because these statements apply to future events, they are subject to risks and uncertainties.  When used in this announcement, the words “anticipate,” “believe,” “estimate,” “expect,” “expectation,” “should,” “project,” “plan,” “predict,” and “intend,” and similar expressions are intended to identify such forward-looking statements.  Our actual results could differ materially from those projected in the forward-looking statements.  Additionally, you should not consider past results to be an indication of our future performance.  For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q.  We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

CONTACT:

dELiA*s, Inc.	The Piacente Group

Stephen A. Feldman	Brandi Piacente/ Lesley Snyder

212.807.9060	212.481.2050

dELiA*s, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	For the Thirteen Weeks
	Ended
	November 3, 2007		October 28, 2006
	(unaudited)

Net revenues	$71,234	100.0%	$67,533	100.0%

Cost of goods sold	43,699	61.3%	39,250	58.1%

Gross profit	27,535	38.7%	28,283	41.9%

Selling, general and administrative expenses	27,263	38.3%	24,686	36.6%

Income before interest (income) expense
and income taxes	272	0.4%	3,597	5.3%
Interest (income) expense, net	168	0.2%	84	0.1%

Income before income taxes	104	0.1%	3,513	5.2%

Provision for income taxes	92	0.1%	244	0.4%

Net Income	$12	0.0%	$3,269	4.8%

Basic net income per share of common stock:
Basic net income attributable to common stockholders per share	$0.00		$0.12

Diluted net income per share of Common Stock:
Diluted net income attributable to common stockholders per share	$0.00		$0.11

WEIGHTED AVERAGE BASIC COMMON SHARES OUTSTANDING	30,858,372		27,604,578

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	30,993,804		30,960,131

dELiA*s, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	For the Thirty-nine Weeks Ended
	November 3, 2007		October 28, 2006
	(unaudited)

Net revenues	$181,479	100.0%	$168,254	100.0%

Cost of goods sold	114,967	63.4%	102,340	60.8%

Gross profit	66,512	36.6%	65,914	39.2%

Selling, general and administrative expenses	75,005	41.3%	67,147	39.9%

Loss before interest (income) expense
and income taxes	(8,493)	-4.7%	(1,233)	-0.7%
Interest (income) expense, net	(119)	-0.1%	(74)	0.0%

Loss before income taxes	(8,374)	-4.6%	(1,159)	-0.7%

Benefit for income taxes	(33)	0.0%	(79)	0.0%

Net Loss	$(8,341)	-4.6%	$(1,080)	-0.6%

Basic and diluted net loss per share of common stock:
Basic and diluted net loss attributable to common stockholders per share	$(0.27)		$(0.04)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	30,827,206		26,557,318

dELiA*s, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	November 3, 2007	February 3, 2007	October 28, 2006
ASSETS	(unaudited)		(unaudited)
Current Assets:
Cash and cash equivalents	$8,592	$28,874	$18,427
Inventories, net	51,857	31,680	42,493
Prepaid catalog costs	7,051	3,157	5,014
Other current assets	7,879	6,759	5,802
Total current assets	75,379	70,470	71,736
	-
Property and equipment, net	51,801	39,543	35,440
Goodwill	40,204	40,204	40,204
Intangible assets, net	2,541	2,610	2,633
Other noncurrent assets	421	678	875
Total assets	$170,346	$153,505	$150,888

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$26,911	$17,821	$18,678
Bank loan payable	12,169	-	7,000
Current portion of mortgage note payable	2,453	139	134
Accrued expenses and other current liabilities	29,055	27,549	28,331
Total current liabilities	70,588	45,509	54,143

Deferred credits and other long-term liabilities	8,867	7,723	5,064
Long-term portion of mortgage note payable	-	2,406	2,444
Total liabilities	79,455	55,638	61,651

Commitments and contingencies
Stockholders’ Equity:
Preferred Stock; $.001 par value, 25,000,000 shares authorized, none issued	—	—	—
Common Stock; $.001 par value; 100,000,000 shares authorized; 30,881,489, 30,745,497, and 29,838,628 shares issued and outstanding, respectively	31	30	30
Additional paid-in capital	96,617	94,975	93,179
Deferred compensation	(162)	-	—
(Accumulated deficit) retained earnings	(5,595)	2,862	(3,972)
	-
Total stockholders’ equity	90,891	97,867	89,237
	-
Total liabilities and stockholders’ equity	$170,346	$153,505	$150,888

Working Capital	4,791	24,961	17,593

dELiA*s Inc.
Consolidated Statements of Cash Flows
(In thousands)

	For the Thirty-nine Weeks Ended
	November 3,	October 28,
	2007	2006

	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,341)	$(1,080)
Adjustments to reconcile net loss to net cash used in
operating activities:

Depreciation and amortization	5,497	4,069
Stock based compensation	784	846
Loss on disposal of assets	-	100

Changes in operating assets and liabilities
Inventories	(20,177)	(16,661)
Prepaid catalog costs and other current assets	(5,014)	(4,060)
Other noncurrent assets	257	102
Accounts payable, accrued expenses and other current liabilities	11,624	10,872

Net cash used in operating activities	(15,370)	(5,812)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(17,686)	(14,593)

Net cash used in investing activities	(17,686)	(14,593)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due from Alloy Inc.	-	8,155
Net borrowings under line of credit agreements	12,169	7,000
Payment of mortgage note payable	(92)	(102)
Proceeds from rights offering, net of expenses	-	19,766
Proceeds from exercise of employee stock options	697	1,490

Net cash provided by financing activities	12,774	36,309

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(20,282)	15,904
CASH AND CASH EQUIVALENTS, beginning of period	28,874	2,523

CASH AND CASH EQUIVALENTS, end of period	$8,592	$18,427

Cash paid during the period for interest	$329	$292
Cash paid during the period for taxes	548	51
Non-cash Intercompany transfers	$-	$686

dELiA*s, Inc.
Selected Operating Data
(In thousands, except number of stores)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	11/3/2007	10/28/2006	11/3/2007		10/28/2006

Channel Net Sales:

Retail	$27,282	$25,861	$66,325		$55,560
Direct:
Catalog	10,382	11,885	27,887		32,115
Internet	33,570	29,787	87,267		80,579
	$71,234	$67,533	$181,479		$168,254

Internet %	76%	71%	76%		72%

Comparable store sales	(2)%	5%	3%		(6)%

Catalogs Mailed	24,336	26,515	53,642		54,344

Number of Stores:
Beginning of period	80	69	74		59
Opened	8	4	19	*	16
Closed	1	0	6	*	2
End of Period	87	73	87		73

Total Gross Sq. Ft @ End of Period	330.8	275.1	330.8		275.1

Total Gross Sq. Ft @ End of Period - Premiere	330.8	267.3	330.8		267.3

* Totals include one store that was closed in the first quarter of fiscal 2007, and that was remodeled and reopened in the second quarter of fiscal 2007.